Exhibit 10.5

MIDDLE KINGDOM ALLIANCE CORPORATION

 [_____], 2006

Primus Capital LLC
333 Sandy Springs Circle, Ste 223
Atlanta, GA 30328

Michael Marks
35125 CITIC Square
1168 Nanjing Road West
Shanghai, China 200041

MTP Holdings Ltd.
Room 804, Hong Kong Plaza
283 Huaihai Zhong Road,
Shanghai 200021, P.R. China

Allan Shu Cheuk Lam
82-9133 Bayview Avenue
Richmond Hill
Ontario L4B 4V6
Canada

Gentlemen:

 This letter will confirm our agreement that, commencing on the effective date (“Effective Date”) of the registration statement for the initial public offering (“IPO”) of the securities of Middle Kingdom Alliance Corporation (the “Company”) and continuing (i) until the consummation by the Company of a “Business Combination” (as described in the Company’s IPO prospectus), OR (ii) the later of (a) 18 months from commencement of the IPO if the Company does not effect a Business Combination, or (b) 24 months from the consummation of the IPO if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months of commencement of the IPO and the Company has not effected a Business Combination, the above entities and individuals shall make available to the Company certain office and secretarial services as may be required by the Company from time to time. In exchange therefore, the Company shall allocate among Primus Capital LLC, Michael Marks, MTP Holdings LLC and Allan Lam the sum of $7,500 per month on the Effective Date and continuing monthly thereafter, as directed by the parties.

Very truly yours,

MIDDLE KINGDOM ALLIANCE CORP.

By:
Bernard J. Tanenbaum III, CEO

AGREED TO AND ACCEPTED BY:

PRIMUS CAPITAL, LLC
By: Bernard J. Tanenbaum III, Chief Executive Officer

MICHAEL MARKS

MTP HOLDINGS LTD.
By: Alex Chun Yao, Director

ALLAN SHU CHEUK LAM